Exhibit 24

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned persons hereby constitutes and appoints Brian L. Halla, Lewis Chew, and John M. Clark III, and each of them singly, his true and lawful attorney-in-fact and in his name, place, and stead, and in any and all of his offices and capacities with National Semiconductor Corporation, to sign the Post-Effective Amendment to Registration Statement with which this Power of Attorney is filed, and any and all amendments to said Posst-Effective Amendment to Registration Statement, and generally to do and perform all things and acts necessary or advisable in connection therewith, and each of the undersigned hereby ratifies and confirms all that each of said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney as of the date set forth opposite his signature.


                    SIGNATURE                               DATE



//S// BRIAN L. HALLA                                   April 14, 2004
      Brian L. Halla


//S// STEVEN R. APPLETON                               April 14, 2004
      Steven R. Appleton


//S// GARY P. ARNOLD                                   April 14, 2004
      Gary P. Arnold


//S// RICHARD J. DANZIG                                April 14, 2004
      Richard J. Danzig


//S// ROBERT J. FRANKENBERG                            April 14, 2004
      Robert J. Frankenberg


//S// E. FLOYD KVAMME                                  April 14, 2004
      E. Floyd Kvamme


//S// MODESTO A. MAIDIQUE                              April 14, 2004
      Modesto A. Maidique


//S// EDWARD R. McCRACKEN                              April 14, 2004
      Edward R. McCracken


//S// LEWIS CHEW                                       March 31, 2004
      Lewis Chew



//S// ROBERT E. DEBARR                                 March 25, 2004
      Robert E. DeBarr